Exhibit 99.4

TOWER BANCORP, INC.

NOTICE TO PARTICIPANTS

IN THE GRAYSTONE TOWER BANK

EMPLOYEES’ STOCK OWNERSHIP PLAN (THE “PLAN”)

OF THE

SPECIAL MEETING OF TOWER BANCORP, INC. SHAREHOLDERS

ON

__________ __, 2010

Dear Plan Participants:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of TOWER BANCORP, INC. (the “Company”) will be held on             ,                          , 2010, at             , local time, at                             , Pennsylvania, for the purposes set forth in the enclosed Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, including to approve and adopt the Agreement and Plan of Merger, dated as of December 27, 2009 by and between the Company and First Chester County Corporation (“First Chester”), as amended, which provides, among other things, for the merger of First Chester with and into the Company, and the conversion of each share of First Chester common stock outstanding immediately prior to the merger into 0.453 shares of Company common stock, subject to adjustment, all as more fully described in the joint proxy statement/prospectus.

Each Participant in the Plan who has shares of common stock of the Company allocated to his or her Plan account at the close of business on                          , 2010, the record date for the Special Meeting, is entitled to direct the Trustees of the Plan how such shares are to be voted. The Trustees will be responsible for voting such shares either in person or by proxy.

Enclosed herewith is a Voting Instruction Card for you to use to direct the voting of the shares of the common stock of the Company which are allocated to your Plan account as of                          , 2010. PLEASE COMPLETE, SIGN, DATE AND RETURN THE VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE, to be received no later than                          , 2010.

We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions are not received, the shares allocated to your Plan account will generally not be voted by the Trustees. While we hope that you will vote in the manner recommended by the board of directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Andrew Samuel, Trustee
__________ __, 2010	Mark Merrill, Trustee
Jeffrey Shank, Trustee

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	GRAYSTONE TOWER BANK EMPLOYEES’ STOCK OWNERSHIP PLAN (the “Plan”)

		For	Against	Abstain
VOTING INSTRUCTION CARD FOR	I. Proposal to approve and adopt the	☐	☐	☐

SPECIAL MEETING OF SHAREHOLDERS OF TOWER BANCORP, INC.

____________ __, 2010

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Voting Instruction Card, when properly executed, will direct the Trustees of the Plan how to vote the shares of common stock of Tower Bancorp, Inc. allocated to the undersigned’s Plan account. If this Voting Instruction Card is signed and returned but no directions are given with respect to the proposals, the return of the signed Voting Instruction Card will be deemed an instruction to the Trustee to vote the undersigned’s Plan shares “FOR” each of the proposals set forth herein.

Agreement and Plan of Merger, dated as of December 27, 2009 by and between Tower and First Chester County Corporation (“First Chester”), as amended, which provides, among other things, for the merger of First Chester with and into Tower, and the conversion of each share of First Chester common stock outstanding immediately prior to the merger into 0.453 shares of Tower common stock, subject to adjustment, all as more fully described in the joint proxy statement/prospectus.

		For	Against	Abstain
	II. Proposal to adjourn the special meeting of shareholders, if more time is needed, to allow Tower time to solicit additional votes in favor of the merger agreement.	☐	☐	☐

The Trustees shall vote the undersigned’s Plan shares in their discretion on such other matters as may properly come before the Special Meeting.

The undersigned’s voting instructions shall apply to the Special Meeting of Shareholders of Tower Bancorp, Inc. scheduled to be held on ________ ___. 2010, and any postponements or adjournments thereof. The Trustees may vote in person or by proxy.

The undersigned hereby acknowledges receipt of the Joint Proxy Statement/Prospectus dated _______ __,2010.

	PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING.			☐

Please be sure to date and sign this voting instruction card in the box below.	Date

Sign above

¿  Detach above card, sign, date and mail in postage paid envelope provided.   ¿

TOWER BANCORP, INC.

YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS CARD AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE VOTING INSTRUCTION CARD IN THE ENVELOPE PROVIDED.

______________________________________________

______________________________________________

______________________________________________

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON ____________, 2010. The proxy statement and proxy card are available at: http://www.cfpproxy.com/4431sm.	4431